EXHIBIT 99.1

TARONIS FUELS ANNOUNCES SALE OF $2.5 MILLION OF CONVERTIBLE NOTES

The notes convert into common stock at $7 per share

Taronis Fuels also provides update regarding restatement and public reporting

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Peoria, AZ, August 5, 2021 – Taronis Fuels, Inc. (“Taronis” or the “Company”) (OTC Pink:TRNF), a US industrial gas distributor and producer of renewable and socially responsible products, today announced the sale of $2.5 million of convertible notes to an institutional investor. The notes, which carry a 1% annual interest rate and mature in August 2028, are convertible into shares of the Company’s common stock at $7 per share at the option of the holder.

Kevin Foti, President and CEO of Taronis commented, “While we were not seeking to raise additional capital, we could not pass up the opportunity to strengthen our balance sheet on such favorable terms. In exchange, the investor gained long-term exposure to our common stock at $7 per share.”

The Company also provided an update regarding its ongoing restatement and the public reporting of its financial results. As previously disclosed, the Company’s Audit Committee determined in April 2021 that the Company’s previously issued financial statements for the year ended December 31, 2019 and for each of the interim quarterly periods in fiscal 2020 should not be relied upon. Taronis continues to make progress on the restatement of the previously issued financial statements and now anticipates completing the restatement during the fourth quarter of 2021 or first quarter of 2022. In addition, Taronis anticipates becoming current in its public company reporting with the SEC during the fourth quarter of 2021 or first quarter of 2022, including filing financial statements for fiscal 2020 and each of the first three quarters of 2021. After becoming current in its SEC filings, Taronis intends to apply to list its common stock on the NYSE American stock exchange.

“One of our top objectives is meeting the requirements for listing on the NYSE American, which we believe will benefit our stockholders immensely and lower our cost of capital,” noted Mr. Foti. “In the meantime, our operating team remains focused on pursuing growth opportunities and optimizing our business.”

On September 28, 2021, new rules will become effective governing quotations for over-the-counter securities such as the Company’s common stock. The new rules will generally prohibit broker-dealers from publishing quotations for an issuer’s securities when issuer information is not current and publicly available, subject to certain exceptions, and many retail investors will be unable to trade in the Company’s common stock until the Company becomes current in its SEC filings. While there will be limited liquidity in the Company’s common stock during this time, the Company’s balance sheet remains strong and the Company anticipates that its current financial resources will be sufficient to fund the Company through the restatement and eventual uplisting.

Taronis is focused on the restatement and becoming current in its SEC filings, and management continues to explore opportunities to enhance the Company’s capitalization and reduce the Company’s cost of capital and expense structure. Such opportunities may include, without limitation, additional debt and equity offerings, the refinancing of existing indebtedness or the incurrence of new indebtedness, including secured indebtedness, and the restructuring other financial obligations. Management also continues to review acquisition opportunities that may be synergistic with the Company’s current operations.

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About Taronis Fuels

Taronis Fuels, Inc. is a US industrial gas distributor and producer of renewable and socially responsible products. Taronis is dedicated to providing safe solutions to meet the industrial, commercial and residential needs of tomorrow’s global economy. For more information, please visit our website at www.taronisfuels.com.

Forward-Looking Statements

This press release contains forward-looking information about Taronis within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including, among others, the timing of the restatement and other public company filings, an uplisting to the NYSE American stock exchange, and capital raising and acquisition opportunities, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, the risks associated with the timing and outcome of the Company’s ongoing internal investigation concerning its previously issued results and internal controls; the ability of the Company’s new management team and financial accounting staff to complete the restatement and other public filings in a timely manner; as well as those risks identified in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2019, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 and subsequent filings with the SEC which are available at the SEC’s website at www.sec.gov. Any such risks and uncertainties could materially and adversely affect the Company’s results of operations, its profitability and its cash flows, which would, in turn, have a significant and adverse impact on the Company’s stock price. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Taronis Fuels Contacts:

Investors:

Taronis Fuels
ir@taronisfuels.com

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